Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Regarding the Quarterly Report of RC-1, Inc. (the “Company”) on Form 10-Q, for the three-month period ended March 31, 2018 as filed with the Securities and Exchange Commission, I, Larry Krogh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 21, 2018

/s/   Larry Krogh

Name: Larry Krogh

Its: Principal Executive Officer